EXHIBIT 99.1

Norwegian Cruise Line Holdings Ltd. Announces Two-Pronged Plan for Long-Awaited Return to Cruising Within and Outside the U.S.

Announces Return to Service with First Voyages Embarking Outside of the U.S. from the Caribbean and Greek Isles on Three Norwegian Cruise Line Ships Beginning July 2021

Company Has Proposed to CDC Plan to Restart Cruising from U.S. Ports Starting July 4

All Initial Voyages to Operate with Robust, Multi-Layered SailSAFE™ Health and Safety Program Including Mandatory Vaccinations for All Guests and Crew and Universal COVID-19 Testing

Company Announces Formation of its SailSAFE Global Health and Wellness Council

MIAMI, April 06, 2021 (GLOBE NEWSWIRE) -- Norwegian Cruise Line Holdings Ltd. (the “Company”) (NYSE: NCLH), a leading global cruise company which operates the Norwegian Cruise Line, Oceania Cruises and Regent Seven Seas Cruises brands, today announces a two-pronged plan for its long-awaited return to cruising this summer. The Company unveils its phased cruise resumption for voyages embarking outside of the U.S. with sailings originating in Jamaica, Dominican Republic and Greece beginning in July 2021 with Norwegian Joy, Jade and Gem. In parallel, the Company submitted a proposal to the U.S. Centers for Disease Control and Prevention (“CDC”) on April 5, 2021, outlining its plan to restart cruising from U.S. ports starting July 4 and requesting the CDC lift the Conditional Sail Order. To provide a uniquely safe and healthy vacation experience, all initial voyages will operate with fully vaccinated guests and crew in addition to the Company’s robust, multi-layered SailSAFE™ health and safety program, which includes universal COVID-19 testing prior to embarkation. The Company also announces the formation of the SailSAFE Global Health and Wellness Council (“the Council”), the Company’s expert public health council, chaired by former Commissioner of the U.S. Food and Drug Administration (“FDA”) Dr. Scott Gottlieb, which will complement the work of the Healthy Sail Panel (“HSP”).

“We are excited to unveil our initial plans for the resumption of cruise voyages embarking outside of the U.S. with sailings to the Caribbean and Europe. In addition, we continue to plan for a resumption of cruising from U.S. ports and await further discussion with the CDC regarding our proposal for a July 4 restart to participate in America’s national opening. As we prepare for our return to cruising, the health and safety of our guests, crew and communities we visit is our first priority, as demonstrated by the establishment of our robust, multi-layered SailSAFE health and safety program and our Company’s SailSAFE Global Health and Wellness Council,” said Frank Del Rio, president and chief executive officer of Norwegian Cruise Line Holdings Ltd. “Safe and highly effective vaccines are a gamechanger and to create the safest environment possible, we will require all guests and crew to be vaccinated against COVID-19. Vaccine requirements will be combined with multiple additional layers of protection against COVID-19 introduction, including universal testing, and we will continue to evaluate and modify protocols over time as the science dictates.”

Del Rio continued, “The return to cruising has been much-anticipated by our loyal guests, valued travel partners, the destinations we visit and our team members across the globe. We look forward to once again delivering best in class vacation experiences and also restarting our cruise ecosystem, bringing much needed economic benefit back to our homeports and the destinations we visit that have been significantly impacted by the halt in cruising.”

Resumption of Voyages Embarking Outside of U.S.

As part of the phased return to cruising, Norwegian Cruise Line will initially offer seven-day cruises to the Greek Isles on Norwegian Jade from Athens (Piraeus), Greece beginning July 25, 2021, and seven-day Caribbean itineraries originating in Montego Bay, Jamaica beginning on August 7, 2021 on Norwegian Joy and from La Romana, Dominican Republic on Norwegian Gem beginning August 15, 2021. Certain sailings outside of these newly announced voyages have been cancelled. Impacted guests on voyages that will not operate will be notified accordingly. As Norwegian Cruise Line makes its final preparations to welcome guests on board, guests have the opportunity to follow along with its new docuseries, EMBARK – The Series, premiering April 15 at www.ncl.com/embark and Facebook.

Regent Seven Seas Cruises and Oceania Cruises will announce details on their voyage resumption plans at a future date. All voyages on these brands with embarkation dates through July 31, 2021 have been cancelled. Impacted guests on voyages that will not operate will be notified accordingly.

The Company continues to expect a phased-in approach to reintroducing additional vessels across its three brands while taking into account the public health environment, global travel restrictions and port availability, among other considerations.

SailSAFE Health and Safety Program

The Company is committed to protecting the health and safety of its guests, crew and communities visited and has developed SailSAFE, a robust, multi-layered and science-backed health and safety program in response to COVID-19. The SailSAFE health and safety program will be informed by expert guidance from the HSP and the Council, domestic and international governments and public health agencies. The Company believes that mandatory vaccinations for all guests and crew, combined with universal testing and other preventative measures developed in conjunction with the HSP, will provide a uniquely safe and healthy vacation environment that it believes exceeds all other vacation choices on land and at sea. These measures, including vaccination requirements, will be continuously refined as science, technology and the knowledge of COVID-19 evolves. In addition, guests must comply with all travel requirements of the countries where voyages originate and visit. These requirements may include receiving a negative polymerase chain reaction test (“PCR”) result prior to arriving in the country where the cruise originates, testing upon arrival into the country and the completion of appropriate travel entry forms.

The Company further extended its depth and breadth of experts with the formation of its SailSAFE Global Health and Wellness Council, comprised of six experts at the forefront of their fields and led by Chairman Dr. Scott Gottlieb, former Commissioner of the FDA and Co-Chair of the Healthy Sail Panel. The Council’s work will complement the HSP initiative and will focus on the implementation, compliance with and continuous improvement of health and safety protocols across the Company’s operations. The Council was assembled in mid-2020 and has been advising the Company on the development of its SailSAFE program. Subject matter experts joining Dr. Scott Gottlieb are:

  Dr. Steven Ostroff, MD, former acting commissioner of the FDA and former Deputy Director of the National Center for Infectious Diseases at the CDC.
  Dr. Phyllis Kozarsky, MD, Professor Emerita in Medicine and Infectious Diseases at Emory University, Co-Founder of the International Society of Travel Medicine.
  Caitlin Rivers PhD, Assistant Professor in the Department of Environmental Health and Engineering at the Johns Hopkins Bloomberg School of Public Health.
  Kate Walsh, PhD, Dean of the School of Hotel Administration at Cornell University.
  John Mason, CEO and Chairman of The Sabre Companies with extensive experience in developing sanitation and disinfection technology to minimize microbial contamination risk to both human and non-human health.

For more information including full biographies of the SailSAFE Global Health and Wellness Council please visit: SailSAFE Global Health and Wellness Council

For more information on the Company’s SailSAFE health and safety program please visit http://www.nclhltd.com/Health-and-Safety.

About Norwegian Cruise Line Holdings Ltd.

Norwegian Cruise Line Holdings Ltd. (NYSE: NCLH) is a leading global cruise company which operates the Norwegian Cruise Line, Oceania Cruises and Regent Seven Seas Cruises brands. With a combined fleet of 28 ships with approximately 60,000 berths, these brands offer itineraries to more than 490 destinations worldwide. The Company has nine additional ships scheduled for delivery through 2027, comprising of approximately 24,000 berths.

About SailSAFE

Norwegian Cruise Line Holdings Ltd. established its SailSAFE health and safety program in response to the unique challenges of the COVID-19 global pandemic to protect guests, crew and communities visited. SailSAFE is a robust and comprehensive health and safety strategy with new and enhanced protocols to create multiple layers of protection against COVID-19. This science-backed plan for a safe and healthy return to cruising was developed in conjunction with a diverse group of globally recognized experts and will be continuously improved and refined using the best available science and technology.

About the SailSAFE Global Health and Wellness Council

The SailSAFE Global Health and Wellness Council (“Council”) was established by Norwegian Cruise Line Holdings Ltd. to provide expert advice on the implementation, compliance with and continuous improvement of the Company’s SailSAFE health and safety program. The Council will complement the work of the Healthy Sail Panel and continuously evaluate and identify ways to improve health and safety standards after cruise voyages resume, utilizing the best technologies and information available. The Council is cross-functional, diverse and extensively experienced, comprised of six experts at the forefront of their fields and led by Chairman of the Council, Dr. Scott Gottlieb, former commissioner of the U.S. Food and Drug Administration.

About the Healthy Sail Panel

Norwegian Cruise Line Holdings Ltd. in collaboration with Royal Caribbean Group established the Healthy Sail Panel (“HSP”), a group of 11 leading experts to help inform the cruise industry in the development of new and enhanced cruise health and safety standards in response to the global COVID-19 pandemic. The HSP, co-chaired by Dr. Scott Gottlieb, former commissioner of the U.S. Food and Drug Administration and Governor Mike Leavitt, former Secretary of the U.S. Department of Health and Human Services, consists of globally recognized experts from various disciplines, including public health, infectious disease, biosecurity, hospitality and maritime operations. The panel’s work, including detailed recommendations across five key areas of focus, is informing the Company’s health and safety protocols and has been widely shared with the cruise industry and open to any other industry that could benefit from the HSP’s scientific and medical insights.

Cautionary Statement Concerning Forward-Looking Statements

Some of the statements, estimates or projections contained in this release are “forward-looking statements” within the meaning of the U.S. federal securities laws intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this release, including, without limitation, those regarding our business strategy, financial position, results of operations, plans, prospects, actions taken or strategies being considered with respect to our liquidity position, valuation and appraisals of our assets and objectives of management for future operations (including those regarding expected fleet additions, our voluntary suspension, our ability to weather the impacts of the COVID-19 pandemic and the length of time we can withstand a suspension of voyages, our expectations regarding the resumption of cruise voyages and the timing for such resumption of cruise voyages, the implementation of and effectiveness of our health and safety protocols, operational position, demand for voyages, financing opportunities and extensions, and future cost mitigation and cash conservation efforts and efforts to reduce operating expenses and capital expenditures) are forward-looking statements. Many, but not all, of these statements can be found by looking for words like “expect,” “anticipate,” “goal,” “project,” “plan,” “believe,” “seek,” “will,” “may,” “forecast,” “estimate,” “intend,” “future” and similar words. Forward-looking statements do not guarantee future performance and may involve risks, uncertainties and other factors which could cause our actual results, performance or achievements to differ materially from the future results, performance or achievements expressed or implied in those forward-looking statements. Examples of these risks, uncertainties and other factors include, but are not limited to the impact of: the spread of epidemics, pandemics and viral outbreaks and specifically, the COVID-19 pandemic, including its effect on the ability or desire of people to travel (including on cruises), which are expected to continue to adversely impact our results, operations, outlook, plans, goals, growth, reputation, cash flows, liquidity, demand for voyages and share price; our ability to comply with the CDC’s Framework for Conditional Sailing Order and any additional or future regulatory restrictions on our operations and to otherwise develop enhanced health and safety protocols to adapt to the pandemic’s unique challenges once operations resume and to otherwise safely resume our operations when conditions allow; coordination and cooperation with the CDC, the federal government and global public health authorities to take precautions to protect the health, safety and security of guests, crew and the communities visited and the implementation of any such precautions; our ability to work with lenders and others or otherwise pursue options to defer, renegotiate or refinance our existing debt profile, near-term debt amortization, newbuild related payments and other obligations and to work with credit card processors to satisfy current or potential future demands for collateral on cash advanced from customers relating to future cruises; our future need for additional financing, which may not be available on favorable terms, or at all, and may be dilutive to existing shareholders; our indebtedness and restrictions in the agreements governing our indebtedness that require us to maintain minimum levels of liquidity and otherwise limit our flexibility in operating our business, including the significant portion of assets that are collateral under these agreements; the accuracy of any appraisals of our assets as a result of the impact of COVID-19 or otherwise; our success in reducing operating expenses and capital expenditures and the impact of any such reductions; our guests’ election to take cash refunds in lieu of future cruise credits or the continuation of any trends relating to such election; trends in, or changes to, future bookings and our ability to take future reservations and receive deposits related thereto; the unavailability of ports of call; future increases in the price of, or major changes or reduction in, commercial airline services; adverse events impacting the security of travel, such as terrorist acts, armed conflict and threats thereof, acts of piracy, and other international events; adverse incidents involving cruise ships; adverse general economic and related factors, such as fluctuating or increasing levels of unemployment, underemployment and the volatility of fuel prices, declines in the securities and real estate markets, and perceptions of these conditions that decrease the level of disposable income of consumers or consumer confidence; any further impairment of our trademarks, trade names or goodwill; breaches in data security or other disturbances to our information technology and other networks or our actual or perceived failure to comply with requirements regarding data privacy and protection; changes in fuel prices and the type of fuel we are permitted to use and/or other cruise operating costs; mechanical malfunctions and repairs, delays in our shipbuilding program, maintenance and refurbishments and the consolidation of qualified shipyard facilities; the risks and increased costs associated with operating internationally; fluctuations in foreign currency exchange rates; overcapacity in key markets or globally; our expansion into and investments in new markets; our inability to obtain adequate insurance coverage; pending or threatened litigation, investigations and enforcement actions; volatility and disruptions in the global credit and financial markets, which may adversely affect our ability to borrow and could increase our counterparty credit risks, including those under our credit facilities, derivatives, contingent obligations, insurance contracts and new ship progress payment guarantees; our inability to recruit or retain qualified personnel or the loss of key personnel or employee relations issues; our reliance on third parties to provide hotel management services for certain ships and certain other services; our inability to keep pace with developments in technology; changes involving the tax and environmental regulatory regimes in which we operate; and other factors set forth under “Risk Factors” in our most recently filed Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission. Additionally, many of these risks and uncertainties are currently amplified by and will continue to be amplified by, or in the future may be amplified by, the COVID-19 pandemic. It is not possible to predict or identify all such risks. There may be additional risks that we consider immaterial or which are unknown. The above examples are not exhaustive and new risks emerge from time to time. Such forward-looking statements are based on our current beliefs, assumptions, expectations, estimates and projections regarding our present and future business strategies and the environment in which we expect to operate in the future. These forward-looking statements speak only as of the date made. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any change of events, conditions or circumstances on which any such statement was based, except as required by law.

Investor Relations & Media Contact

Andrea DeMarco
(305) 468-2339
InvestorRelations@nclcorp.com

Jessica John
(786) 913-2902

A PDF accompanying this announcement is available at:
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